Exhibit 99.A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G/A with respect to the Class B Common Stock, $0.0001 par value per share of Castlight Health, Inc., dated as of February 14, 2019, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:	February 14, 2019

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC
Its General Partner

	By:	Lee S. Ainslie III, Manager

		By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated
March 15, 2018

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

	By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated
March 15, 2018

LEE S. AINSLIE III

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated
March 15, 2018

ANDREW H. WARFORD

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated
March 16, 2018